                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             VISTA INFORMATION SOLUTIONS, INC.
                      (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------
      5)   Total fee paid:

           ---------------------------------------------------------------------
/ /   Fee paid with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

           ---------------------------------------------------------------------
      2)   Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
      3)   Filing Party:

           ---------------------------------------------------------------------
      4)   Date Filed:

           ---------------------------------------------------------------------

                       VISTA INFORMATION SOLUTIONS, INC.,
                              5060 Shoreham Place
                           San Diego, California 92122

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                October 26, 1999

                            -------------------------

         The Annual Meeting of the Stockholders of VISTA Information Solutions, Inc., a Delaware corporation (the "Company"), will be held at ________________ located at _____________________, San Diego, California, beginning at _____ p.m. on October 26, 1999, for the following purposes:

         1. To elect seven persons to serve as directors of the Company until the next Annual Meeting of Stockholders or until their respective successors shall be elected and qualified.

         2.       To consider a proposal to adopt the Company's 1999 Stock
                  Option Plan.

         3. To consider a proposal to amend the Company's Certificate of Incorporation to create a classified board of directors with three classes each to serve for staggered terms of three years.

         4. To transact such other business as may properly come before the Annual Meeting.

         The record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof is the close of business on September ___, 1999. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available at the offices of the Company for examination during business hours by any stockholder for any purpose relating to the meeting.

         Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors



                                          E. Stevens Hamilton
                                          Secretary

September ___, 1999
San Diego, California

-------------------------------------------------------------------------------

     IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

-------------------------------------------------------------------------------

                        VISTA INFORMATION SOLUTIONS, INC.
                               5060 SHOREHAM PLACE
                           SAN DIEGO, CALIFORNIA 92122

                                 PROXY STATEMENT
                                       FOR
                           ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD OCTOBER 26, 1999

                                    INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of VISTA Information Solutions, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held October 26, 1999, and any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at ______________________ located at ___________________________, San Diego, California, on October 26, 1999 at ____
p.m., local time. The Company expects that this proxy material will be mailed to stockholders on or about September 29, 1999.

         A Proxy Card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's outstanding stock will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of the Company's outstanding stock.

         All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director, in favor of the proposal to adopt the 1999 Stock Option Plan, in favor of the proposed amendment to the Certificate of Incorporation and at the discretion of the proxy holders on any other matter that comes before the meeting. A stockholder giving a proxy has the power to revoke that proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES CONTAINED IN THIS PROXY STATEMENT AND IN FAVOR OF THE OTHER TWO PROPOSALS ADDRESSED IN THE NOTICE OF THE MEETING.

                               VOTING OF SHARES

         The securities which can be voted at the Annual Meeting consist of the Company's Common Stock, par value $0.001 per share ("Common Stock"), Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred"), and Series F Convertible Preferred Stock, par value $0.001 per share (the "Series F Preferred") (the Series A Preferred and Series F Preferred are collectively referred to hereinafter as the "Preferred Stock"). Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders at the Annual Meeting. Each share of Preferred Stock entitles its owner to one vote for each of the underlying shares of Common Stock into which the Preferred Stock is convertible ("Common Stock Equivalents") on each matter submitted to the stockholders at the Annual Meeting. The shares of Series A Preferred Stock are currently convertible into Common Stock at the rate of 10 shares of Common Stock for each share of Series A Preferred Stock. The shares of Series F Preferred Stock are currently convertible into Common Stock at the rate of [156.986]
shares of Common Stock for each share of Series F Preferred Stock. Holders of shares of Common Stock or Preferred Stock are not entitled to cumulate voting rights.

         The record date for determining the holders of Common Stock and Preferred Stock entitled to notice of and to vote at the Annual Meeting is September 30, 1999. On the record date, September 24, 1999 [____________] shares of Common Stock were outstanding and eligible to be voted at the Special Meeting and [105,064]shares of Preferred Stock (equal to [1,418,105] Common Stock Equivalents) were outstanding and eligible to be voted at the Annual Meeting. The holders of a majority of the shares entitled to vote, either represented in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business. In general, shares of Common Stock and Preferred
Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote).

                 PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP
                                  OF MANAGEMENT

                    COMMON STOCK AND COMMON STOCK EQUIVALENTS

         The following table sets forth information regarding the beneficial ownership of Common Stock and Common Stock Equivalents of the Company as of September 16,1999 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock and Common Stock Equivalents or the combined total voting power of all classes of capital stock of the Company on a fully diluted, as converted basis, (b) by each director, (c) by the Chief Executive Officer and the two other executive officers named in the Summary Compensation Table (the "Designated Executive Officers"), and (d) by all directors and executive officers of the Company as a group.


Name                                               Number Of
                                              Shares Beneficially           Percent Of Class
                                                    Owned(1)                     Owned(2)
-------------------------------------------------------------------------------------------------------------------------------
Martin F. Kahn..............................       120,893 (3)                       *
         Cadence Information Associates
         767 Fifth Avenue
         43rd Floor
         New York, NY 10153

Thomas R. Gay...............................     1,139,911 (4)                      5.5%
         5060 Shoreham Place
         Suite 300
         San Diego, CA 92122

Earl Gallegos...............................        10,000 (5)                       *
         4785 Nomad Drive
         Woodland Hills, CA  91364

Jay D. Seid.................................       380,279 (6)                      1.8%
         3 Bala Plaza East
         Suite 502
         Bala Cynwyd, PA 19004



Patrick A. Rivelli..........................                    857,987 (7)                                     4.2%
         Three Forest Plaza, Suite 1300
         12221 Merit Dr.
         Dallas, TX 75251

Richard J. Freeman..........................                  2,462,195 (8)                                    11.4%
         Century Capital Management
         One Liberty Square
         Boston, MA 02109

Century Capital Partners, L. P..............                  2,462,195 (8)                                    11.4%
         Century Capital Management
         One Liberty Square
         Boston, MA 02109

Robert Boscamp..............................                    12,500 (10)                                        *

E. Stevens Hamilton.........................                   100,000 (11)                                        *
         5060 Shoreham Place, #300
         San Diego, CA  92122

Howard Shuster..............................                  _________(12)                                        *


All current directors and executive officers as a      5,194,298 (3) (4) (5) (6) (7)                             __%
group (14 persons)..........................             (8) (9) (10) (11)(12)(13)

------------------------------------
*Less than 0.l%.

(1) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants or the conversion of preferred stock into Common Stock.

(2) The "Percent of Class Owned" is calculated by dividing the "Number of Shares Beneficially Owned" by the sum of (i) the total outstanding shares of Common Stock of the Company and (ii) shares of Common Stock that such person has the right to acquire within 60 days, whether by the exercise of options or warrants or the conversion of preferred stock into Common Stock.

(3) Includes 436 shares of Common Stock held by Cadence Management, L.P. ("Cadence"), of which Mr. Kahn serves as the sole general partner, and 120,457 shares of Common Stock that Cadence has the right to acquire upon exercise of stock options.

(4) Includes 865,507 shares of Common Stock beneficially owned by Mr. Gay, 203,102 shares of Common Stock that Mr. Gay has the right to acquire upon the exercise of options and 71,302 shares of Common Stock that Mr. Gay has the right to acquire upon the exercise of warrants.

(5) Includes 10,000 shares of Common Stock which Mr. Gallegos has the right to acquire upon the exercise of stock options.

(6)      Includes 327,586 shares of Common Stock beneficially owned by the Paul
         S. Bachow Co-Investment Fund, L.P. Mr. Seid is a Managing Director of Bachow & Associates and has investment power with respect to the shares held by the Paul S. Bachow Co-Investment Fund, L.P., however, Mr. Seid disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7) Includes 11,334 shares of Common Stock held jointly by Mr. Rivelli and his wife. Also includes 811,653 shares of Common Stock beneficially owned by Sunwestern Managers, Inc. Mr. Rivelli is one of the general partners of Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd., and a shareholder of Sunwestern Managers, Inc., the attorney in fact for Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd., having shared voting and investment power with respect to the shares held. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, Mr. Rivelli may be deemed to share beneficial ownership with respect to the shares held by and for Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd.; however, Mr. Rivelli disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8) Includes 2,462,195 shares of Common Stock beneficially owned by Century Capital Partners, L.P. Mr. Freeman is a Vice President of Century Capital Partners, L. P. and has investment power with respect to the shares held; however, Mr. Freeman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9) Includes 1,338,619 shares of Common Stock owned by Century Capital Partners, L. P., 17,500 shares Century Capital Partners, L. P. has the right to acquire upon the exercise of options, 80,477 shares Century Capital Partners, L. P. has the right to acquire upon the exercise of warrants and 1,025,640 shares Century Capital Partners II, L. P. has the right to acquire upon conversion of 102,564 shares of Series A Preferred.

(10) Includes 12,500 shares of Common Stock Mr. Boscamp has the right to acquire upon exercise of options.

(11) Includes 100,000 shares of Common Stock Mr. Hamilton has the right to acquire upon exercise of options.

(12) Includes ______ shares of Common Stock issuable upon exercise of options.

(13) Includes ______ shares of Common Stock issuable upon exercise of options.

SERIES A PREFERRED

         The following table sets forth information regarding the beneficial ownership of the Company's Series A Preferred as of September 16, 1999 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series A Preferred, (b) by each director, (c) by the Designated Executive Officers, and (d) by all directors and executive officers of the Company as a group.

                                                                 Number Of
                                                            Shares Beneficially
Name(1)                                                           Owned(2)                Percent Of Class Owned
--------------------------------------------------------------------------------------------------------------------
Century Capital Partners, L. P. .....................             102,564                         100%
     Century Capital Management
     One Liberty Square
     Boston, MA 02109



Richard J. Freeman ..................................           102,564 (3)                       100%
     Century Capital Management
     One Liberty Square
     Boston, MA 02109

All current directors and executive officers as a
group (14 persons)...................................           102,564 (3)                       100%

------------------------------------

(1) Unless listed in this table, no director or Designated Executive Officer has any beneficial ownership of shares of Series A Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants.

(3) Includes 102,564 shares of Series A Preferred beneficially owned by Century Capital Partners, L.P. Mr. Freeman, a member of the Board of Directors, is a Vice President of Century Capital Partners, L.P. and has investment power with respect to the shares held; however, Mr. Freeman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

SERIES F PREFERRED

         The following table sets forth information regarding the beneficial ownership of the Company's Series F Preferred as of September 16, 1999 (a) by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Series F Preferred, (b) by each director, (c) by the Designated Executive Officers, and (d) by all directors and executive officers of the Company as a group.

                                                                     Number Of
                                                                Shares Beneficially
Name(1)                                                               Owned(2)             Percent Of Class Owned
-------------------------------------------------------------------------------------------------------------------
Finova Mezzanine Capital Inc.                                          2,500                        100%
   500 Church Street, #200
   Nashville, TN  37219


All current directors and executive officers                             0                            *
as a group (14 persons).....................

------------------------------------
*Less than 1%.

(1) No director or Designated Executive Officer has any beneficial ownership of shares of Series F Preferred.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

                              ELECTION OF DIRECTORS

NOMINATION AND VOTING

         Pursuant to the Company's Bylaws, seven directors serve on the Company's Board of Directors. All directors serve until the next annual meeting of shareholders or until their earlier death, resignation or removal from office. Each of the seven nominees is presently a member of the Board of Directors and has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed Proxy Card will vote all valid proxies for the election of such substitute nominee or nominees), or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located.

Directors will be elected by a favorable vote of a plurality of the shares present and entitled to vote. Accordingly, abstentions or "broker non-votes" as to the election of directors will not affect the election of the candidates receiving the plurality of votes. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED BELOW.

INFORMATION ABOUT NOMINEES

         The names of the nominees and their ages as of September ___, 1999, are set forth below. The Board of Directors recommends that shareholders vote FOR the election of the seven nominees listed below as directors of the Company.

Name                       Age    Principal Occupation
----                       ---    --------------------
Robert Boscamp             51     President and CEO, Axiom Power Solutions, Inc.
Richard J. Freeman         46     Vice President, Century Capital Management
Earl Gallegos              41     Principal, Earl Gallegos Management
Thomas R. Gay              53     Chief Executive Officer
Martin F. Kahn             48     President, Cadence Information Associates
Patrick A. Rivelli         62     General Partner of Sunwestern Investment Fund
Jay D. Seid                38     Managing Director, Bachow & Associates

         ROBERT BOSCAMP has served as a director of the Company since October 1997. Since 1995, Mr. Boscamp has been the President and Chief Executive Officer of Axiom Power Solutions, Inc., a marketer of energy related products and a wholly-owned subsidiary of Arizona Public Service. From 1990 to 1995, Ms. Boscamp founded and developed EcoGroup, a provider of information and market consulting services to the utilities industry. EcoGroup was subsequently acquired by Trans Union Corporation, an information services leader. Prior to founding EcoGroup, Mr. Boscamp founded Enercom, a utility consulting firm, which was subsequently acquired by Equifax, Inc., a leading provider of information services.

         RICHARD J. FREEMAN has served as a director of the Company since October 1996. Since 1993, Mr. Freeman has been Vice President of Century Capital Management. For the preceding 18 years, he held various investment management positions with Kemper Financial Services, First Chicago Corp. and Metropolitan Life Insurance Company. Mr. Freeman has also served with the State of Michigan Insurance Bureau and Treasury Department.

         EARL GALLEGOS has served as a director of the Company since January 1998. In 1995, Mr. Gallegos founded, and since that time has served as the principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations. Prior to 1995, Mr. Gallegos held various management positions, including Vice President of Operations, within the Pacific Rim Assurance Company.

         THOMAS R. GAY has served as a director and as President and Chief Executive Officer of the Company since the merger of the Company with its wholly-owned subsidiary, VISTA Environmental Information, Inc. ("VISTA Environmental") in February 1995 (the "VISTA Merger"). Mr. Gay was a co-founder of VISTA Environmental and served as the President and CEO of VISTA Environmental from August 1991 to February 1995. From 1988 to August 1991, Mr. Gay served as President of National Decisions Systems, a company involved in marketing information products, databases and software, which he also co-founded.

         MARTIN F. KAHN has been a director of the Company since the VISTA Merger in February 1995. From February 1995 to October 1996 Mr. Kahn served as Chairman of the Board of Directors of the Company. From 1992 to February 1995, Mr. Kahn served as Chairman of the Board of Directors of VISTA Environmental. From 1989 to 1992, Mr. Kahn was Chairman of the Board of Environmental Audit, Inc. Prior to 1989, Mr. Kahn served as President of BRS Information Services, a provider of on-line information to health care professionals. Mr. Kahn also serves as Chairman of the Board of One Source Information Services, Inc., a developer and marketer of integrated business information and software, and as Chairman of the Board of CDP Technologies, Inc., a medical, scientific and technical information provider.

         PATRICK A. RIVELLI has served as a director of the Company since the VISTA Merger in February 1995. Mr. Rivelli is a founder of Sunwestern Investment Fund III Limited Partnership, a venture capital fund, and has been the General Partner of Sunwestern L.P. since 1988. Mr. Rivelli has also served as the President and a director of Sunwestern Managers Inc., the management company of Sunwestern Limited Fund, since October 1992. Mr. Rivelli is also a director of Maxserv Inc., an information services firm.

         JAY D. SEID has served as Chairman of the Board of Directors of the Company since October 1996, and as a director since 1995. Since January 1996, Mr. Seid has served as Managing Director of Bachow & Associates, Inc., an investment company. From December 1992 to December 1996, Mr. Seid served as Vice President of Bachow and Associates. From May 1988 to December 1992, Mr. Seid served as President and General Counsel of Judicate, Inc., a publicly traded provider of alternative dispute resolution services.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Board of Directors, which met 3 times and took 5 actions by written consent during the fiscal year ended December 31, 1998. Committees established by the Board include the Audit Committee and the Compensation Committee. [Each of the directors of the Company, who were serving as directors during 1998, attended 75% or more of the aggregate meetings of the Board and all such committees on which he served during 1998.]

         The members of the Audit Committee during the fiscal year ended December 31, 1998, were Messrs. Seid and Freeman. The function of the Audit Committee is to review the internal and external financial reporting of the Company, the scope of the independent audit and to consider comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met 1 time during the fiscal year end December 31, 1998.

         [The members of the Compensation Committee as of December 31, 1998 were Messrs. Seid and Rivelli.] The function of the Compensation Committee is to recommend the compensation for those officers who are also directors and for senior management, and to review senior management's objectives and to make recommendations to the Board of Directors regarding the administration of and the grant of options under the Company's stock option plans and all other equity-based compensation plans adopted by the Company. The Compensation Committee met ___ times during the fiscal year ended December 31, 1998.

DIRECTOR COMPENSATION

         The Company pays each director who is not an employee of the Company $200 for each Board meeting and committee meeting attended and reimburses each director for out-of-pocket expenses for attending Board meetings or otherwise engaging in Company business.

         Pursuant to the 1995 Stock Incentive Plan, each non-employee director receives an automatic grant of options to purchase 5,000 shares of Common Stock on January 1 each year the 1995 Plan is in effect. If a non-employee director is elected or appointed to serve as a director following January 1, the non-employee director receives an automatic grant of an option to purchase (i) 2,500 shares of Common Stock if the individual is elected or appointed after June 30 in any year in which the 1995 Plan is in effect, or (ii) 5,000 shares of Common Stock if such individual is elected or appointed prior to July 1 in any year in which the 1995 Plan is in effect. The exercise price per share for Director Options is equal to the fair market value on the date of grant. Director Options under the 1995 Plan become exercisable six months following the date of grant expire five years from the date of grant. In the event a non-employee director's service as a director is terminated by reason of death or disability (as defined in the 1995 Plan) all such outstanding options then held by the non-employee director will become immediately exercisable in full and will remain exercisable for a period of one year thereafter (but in no event after the expiration of any such option). In the event that a non-employee director's service as a director is terminated for any other reason, all such options then held by the non-employee director will remain exercisable for a period of three months thereafter to the extent exercisable as of the date of termination (but in no event after the expiration of any such option).

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth the cash and non-cash compensation paid to or earned by the Chief Executive Officer of the Company, and the two other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998, with respect to the fiscal years ended December 31, 1998, 1997 and 1996.

                                         SUMMARY COMPENSATION TABLE

                                                              Annual Compensation
                                              -------------------------------------------------
Name And Principal Position                 Year     Salary ($)        Bonus ($)        Other ($)
---------------------------                 ----     ----------        ---------        ---------
Thomas R. Gay                               1998     241,244                            12,000 (1)
     Chief Executive Officer                1997     195,000                --          11,000 (2)
                                            1996     187,500                --          11,000 (2)

E. Stevens Hamilton                         1998     215,585                --             --
     Vice President,                        1997     144,000                --             --
     Chief Financial Officer                1996     138,000                --             --

Howard Shuster                              1998     120,417                --             --
     Vice President, Sales.                 1997     110,000             10,000            --
                                            1996     28,000                 --             --

(1) Includes an annual car allowance of $6,000 and country club membership dues of $6,000.

(2) Includes an annual car allowance of $6,000 and country club memberships dues of $5,000.

         The following table sets forth information with respect to grants of stock options during the last fiscal year to the persons named in the Summary Compensation Table.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                                            Percentage of Total
                                  Number of Securities       Option Granted to
                                   Underlying Options       Employees in Fiscal    Exercise or Base     Expiration
         Name                         Granted (#)                  Year                Price ($)           Date
         ----                         -----------                  ----                ---------           ----
Thomas R. Gay                           100,000                    31.1%                     7.20      12/01/99
E. Stevens Hamilton                        ---                       ---                     ---            ---
Howard Shuster                           10,000                     3.1%                     8.00      01/25/99

         The following table sets forth information with respect to option exercises and fiscal year-end option values for the persons named in the Summary Compensation Table.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION VALUES

                                                                       Number of Securities         Value of Unexercised
                                                                      Underlying Unexercised        In-the Money Options
                                                                      Options at FY-End (#)             at FY-End($)
                          Shares Acquired                             ---------------------             ------------
Name                      on Exercise (#)    Value Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable
----                      --------------     ------------------     -------------------------    -------------------------
Thomas R. Gay                   ---                  ---                181,436 / 148,333           $1,042,125 / 164,583
E. Stevens Hamilton             ---                  ---                 66,666 / 83,334              283,330 / 229,170
Howard Shuster                  ---                  ---                 33,333 / 26,667              208,331 / 104,169


             EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

AGREEMENT WITH MR. GAY

         The Company is a party to an employment agreement with Mr. Gay, President and Chief Executive Officer of the Company, which currently runs through December 31, 1999. As amended and currently in effect, the agreement provides for (i) a grant of incentive stock options to purchase 100,000 shares of Common Stock with an exercise price equal to $7.20 per share which options vest in two equal installments on the first and second anniversary of the date of grant and remain exercisable for a period of ten years; [(ii) a bonus in the range from $60,000 to $100,000 based upon the achievement of certain performance criteria to be established by the Board; (iii) an automobile allowance of $500 per month; (iv) a country club membership allowance of up to $6,000 per year; and (v) continuation of his base salary, health, medical and similar benefits for nine months following termination, if Mr. Gay is terminated by the Company "other than for cause" (as such phrase is defined in the agreement).

         In the event of a "change in control" of the Company (as defined in the agreement), (i) all unvested options granted to Mr. Gay under his employment agreement immediately vest and become fully exercisable; and (ii) the agreement automatically terminates and Mr. Gay is entitled to receive all accrued salary due and owing plus salary for a period of either one year or until the existing term of the agreement expires, whichever is longer. The agreement also prohibits disclosure of confidential information to anyone outside of the Company both during and after employment and prohibits competition with the Company and the solicitation of customers and employees of the Company for two years after termination of employment.

CHANGE IN CONTROL AGREEMENTS

         In addition to the terms of Mr. Gay's employment agreement relating to changes in control of the Company, the Company's 1995 Stock Incentive Plan (the "1995 Plan") provides that, unless otherwise provided in an agreement evidencing an option granted under the 1995 Plan, in the event of a "change in control" of the Company (as defined below), all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms. In addition, in the event of such a change in control, the committee administering the 1995 Plan, in its sole discretion, may provide that some or all participants holding outstanding options will receive for each share of Common Stock subject to such options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of a change in control over the exercise price per share of such options.

         For purposes of the 1995 Plan, a "change in control" of the Company will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of the Company to a person not controlled by the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) a merger or consolidation to which the Company is a party if the

Company's shareholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, (iv) the Incumbent Directors (defined as the directors in office as of the effective date of the 1995 Plan or any persons who subsequently become directors and whose election or nomination was approved by at least a majority of Incumbent Directors) cease for any reason to constitute at least a majority of the Board; or (v) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act.

                              RELATED TRANSACTIONS

         In March and April 1997 the Company issued $700,000 of Senior Subordinated Promissory Notes (the "1997 Senior Notes"), bearing interest at 16% and due in March and April 1998. The 1997 Senior Notes were issued together with warrants to purchase a number of shares of Common Stock equal to 100% of the amount of the 1997 Senior Notes based upon the exercise price of 125% of the fair-market value of the Common Stock 21 days prior to funding. Jay D. Seid, Chairman of the Board of Directors, Thomas R. Gay, Chief Executive Officer and Director of the Company, Martin F. Kahn, Richard J. Freeman, and Robert J. Moeller, directors of the Company, participated in this funding in the amounts of $45,000, $50,000, $33,000, $100,000, and $5,000 respectively pursuant to the
1997 Senior Notes. The Senior Notes were all converted to Common Stock during 1997 pursuant to terms thereof, whereby the principal and accrued interest were convertible into Common Stock at a price equal to 70 percent of the 21 day trailing average of the stock price.

         In October 1997 the Board of Directors of the Company approved the extension of options to purchase 128,677 shares of Common Stock held by PSB Co. Investment Fund and options to purchase 58,824 shares of Common Stock held by Paul S. Bachow from December 31, 1997 to December 31, 1998.

         On December 31, 1998 the Company sold 837,521 shares of Common Stock to Century Capital Partners, L.P. a holder of more than 5% of the Company's voting securities, for an aggregate price of $5,000,000. Richard J. Freeman, a director of the Company is a Vice President of Century Capital Partners, L.P. and has investment power with respect to the shares held by Century Capital Partners, L.P.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company for the year ended December 31, 1998, all executive officers and greater-than-10% shareholders filed the required Section 16(a) reports in a timely manner, except that the Form 5 filings made by Robert Boscamp, Jay Seid, Century Capital Partners, L.P., Richard J. Freeman, Martin Kahn, James Mauch, Robert Moeller, Paul S. Bachow Co-Investment Fund, L.P., Patrick Rivelli and Howard Shuster were considered late since the SEC considered the documents that were timely filed to be too light to read. Also, a Form 4 for Mr. Rivelli was not filed timely as a result of an administrative oversight.

                 PROPOSAL TO ADOPT OF THE 1999 STOCK OPTION PLAN

At the Annual Meeting, the stockholders will be asked to approve the adoption of the VISTA Information Solutions, Inc. 1999 Stock Option Plan (the "1999 Option Plan"). The 1999 Option Plan was adopted by the Board of Directors on January 27, 1999 (the "Effective Date"). The 1999 Plan is intended to replace the Company's previous stock option plans, as substantially all of the shares reserved for issuance under those plans are subject to issuance pursuant to outstanding options.

Competition for highly qualified individuals in the Company's industry is intense. To successfully attract and retain the best possible candidates for positions of responsibility within the Company, the Board of Directors believes that the Company must continue to offer a competitive equity incentive program. The Board expects that the 1999 Option Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in motivating these individuals to strive to enhance the Company's growth and profitability. The proposed 1999 Option Plan is intended to ensure that the Company will continue to have available a reasonable number of shares to meet these goals. It authorizes the issuance of up to 3,000,000 shares of the Company's Common Stock (subject to adjustment for certain changes in the capital structure of the Company).

The 1999 Option Plan is also designed to preserve the Company's ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with options granted under the plan.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), sets a limit of $1 million on the amount of compensation paid to each of the Company's chief executive officer and four other most highly compensated executive officers that the Company may deduct as an expense for federal income tax purposes. In combination with other types of compensation received by these employees, it is possible that their option-related compensation could exceed this limit in a particular year. However, Section 162(m) exempts certain "performance-based compensation" from this limit. To permit compensation attributable to options granted under the 1999 Option Plan to qualify as performance-based compensation, the 1999 Option Plan limits the number of shares for which options may be granted in any fiscal year to any employee, including the Company's executive officers, to a maximum of 150,000 shares (the "Grant Limit").

SUMMARY OF THE 1999 OPTION PLAN. The following summary of the 1999 Option Plan is qualified in its entirety by the specific language of the 1999 Option Plan, a copy of which is available to any stockholder upon request.

GENERAL. The purpose of the 1999 Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. The 1999 Option Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Code and the grant to employees, directors and consultants of non-statutory stock options.

SHARES SUBJECT TO PLAN. A maximum of 3,000,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 1999 Option Plan. Appropriate adjustments will be made to the shares subject to the 1999 Option Plan, the Grant Limit, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 1999 Option Plan and again become available for grant.

ADMINISTRATION. The 1999 Option Plan will be administered by the Board of Directors or a duly appointed committee of the Board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the "Board" shall refer to either the Board of Directors or such committee thereof.) Subject to the provisions of the 1999 Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The 1999 Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan The Board will interpret the 1999

Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1999 Option Plan or any option.

ELIGIBILITY. Options may be granted under the 1999 Option Plan to employees , directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. As of September 15, 1999, the Company and its subsidiaries had approximately 300 employees (including 14 executive officers), seven directors and approximately _____ consultants who would be eligible under the 1999 Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 1999 Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option may not be less than the fair market value of a share of the Common Stock on the date of grant, while the exercise price of a non-statutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of September 15, 1999 the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $4.94 per share.

The 1999 Option Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee, by such other lawful consideration as approved by the Board, or by any combination of these. Nevertheless, the Board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Board. The maximum term of an incentive stock option granted under the 1999 Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. An option generally will remain exercisable for one month following the optionee's termination of service, provided that if termination results from the optionee's death or disability, the option generally will remain exercisable for six months. In any event the option must be exercised no later than its expiration date. The Board, in its discretion, may provide for longer post-service exercise periods in particular instances.

Stock options granted under the 1999 Option Plan are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

CHANGE IN CONTROL. The 1999 Option Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company or its successor: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the outstanding options are not assumed, replace or exercised prior to the Change in Control, they will terminate.

TERMINATION OR AMENDMENT. The 1999 Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all incentive stock options must be granted within ten years of the date on which the Board adopted the 1999 Option Plan. The Board may terminate or amend the 1999 Option Plan at any time. However, without stockholder approval, the Board may not amend the 1999 Option Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law, regulation or rule. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve an option's status as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES. The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 1999 Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. The tax rate applicable to any capital gain will depend upon a number of factors, including the date on which the optionee acquired the shares, the optionee's holding period, and the optionee's ordinary income marginal tax rate. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is treated as an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination) and are not transferable, in which case the determination date is the earlier of
(i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The tax rate applicable to any capital gain will depend upon a number of factors, including the date on which the optionee acquired the shares, the optionee's holding period, and the optionee's ordinary income marginal tax rate. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

NEW PLAN BENEFITS. Option grants under the 1999 Option Plan will be made at the discretion of the Board, and, accordingly, are not determinable. In addition, benefits under the 1999 Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 1999 Option Plan.

         VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION. The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

         The Board of Directors believes that the adoption of the 1999 Stock Option Plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1999 STOCK OPTION PLAN.

      APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO CREATE A
                         CLASSIFIED BOARD OF DIRECTORS

         The Company is proposing to amend its Certificate of Incorporation to establish of a classified board of directors, with the precise number of directors to be determined by the Board of Directors.

         The proposed classified board provides for the directors to be divided into three "classes," each of which would be elected for staggered terms of three years after an initial transition period. The classification system of electing directors may tend to maintain the incumbency of the Board, since only approximately one-third of the Directors would be elected each year. As such, a classified board generally makes it more difficult for stockholders to change a majority of the directors. However, a classified board contributes to the continuity and stability of the Board of Directors and provides for consistent leadership and policy formulation by the Board. Classification of the Board of Directors will also enable the Board to more effectively consider any proposed takeover attempt and, in the event of any such proposal, would generally assist the Board in negotiating terms that maximize the benefit to the Company and its stockholders.

         Under this proposed amendment, the Board of Directors would be divided into three classes, designated Class I, Class II and Class III, and the directors elected at the Annual Meeting would be placed in one of the three classes. The directors in Class I (who are expected to be ________________) will hold office until the annual meeting of stockholders held in 2000; the directors in Class II (who are expected to be ______________) will hold office until the annual meeting of stockholders held in 2001; and the directors in Class III (who are expected to be ______________) will hold office until the annual meeting of stockholders held in 2002. At each election after the Annual Meeting, the directors elected at that meeting would serve for succeeding terms of three years. In all cases, the terms of directors will run until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. The proposed amendment would also provide that the precise number of directors would be established by the Board. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         Under Delaware law, unless the Certificate of Incorporation provides otherwise, a director on a classified board of directors can be removed from office during his or her term by the stockholders only for cause. The proposed amendment to the Certificate of Incorporation would not permit a director to be removed during his or her term for reasons other than for cause.

         If this proposed amendment is adopted, unless directors are removed for cause, it will require at least two annual meetings for stockholders to make a change in a majority of the Board of Directors. As such, it would be more difficult for stockholders to effect a change in control of the Board of Directors, even if the stockholders are seeking that change as a result of dissatisfaction with the performance of the Company's directors.

         In the event this proposal is not approved, all directors of the Company will be elected at each annual meeting. In the event this proposal is approved, Article EIGHTH of the Certificate of Incorporation will be amended in its entirety to read as follows:

         "The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following adoption of this provision, and the term of office of the second class to expire at the second annual meeting of stockholders held following the adoption of this provision, and the term of office of the third class to expire at the third annual meeting of stockholders following the adoption of this provision. After the directors are divided into the three classes as set forth in the preceding sentence, all subsequent elections shall be for term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other reason (other than removal from office for cause by a vote of the stockholders) may be filled by a majority vote of the Directors then in office, though less than a quorum. Any vacancies created as a result of removal by the stockholders of one or more directors for cause shall be filled by a vote of the stockholders."

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION.

         The affirmative vote of a majority of the shares of Common Stock, a majority of the shares of Series A Preferred Stock and a majority of the shares of Series F Preferred Stock is required for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

         The Board believes that the proposed amendment of the Certificate of Incorporation in the best interest of the stockholders and the Company for the reasons stated above.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Annual Meeting.

However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of Proxy Card to vote the Proxy Cards in accordance with their judgment of what is in the best interest of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche, LLP has been the independent public accountants for the Company since 1998. Representatives of Deloitte & Touche , LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDERS' PROPOSALS

         The rules of the Securities and Exchange Commission permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matter appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. Stockholder proposals, prepared in accordance with the proxy rules, for consideration at the 2000 Annual Meeting must be received by the Company on or before March 30, 2000.

                        VISTA INFORMATION SOLUTIONS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas R. Gay, Neil A. Johnson and E. Stevens Hamilton, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of VISTA Information Solutions, Inc. held of record by the undersigned as of September ___, 1999, at the Annual Meeting of Stockholders to be held on October 26, 1999, or any adjournment, thereof.

         1.       Election of Directors

                  / / FOR all nominees listed below (except as marked to the contrary below)

                  / /        AGAINST all nominees

            (INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

                             Robert Boscamp, Richard J. Freeman, Earl Gallegos, Thomas R. Gay, Martin F. Kahn, Patrick A. Rivelli and Jay D. Seid.

         2. With respect to the proposed adoption of the Company's 1999 Stock Option Plan.

                  / /   FOR

                  / /   AGAINST

                  / /   ABSTAIN

         3. With respect to the proposed amendment to the Company's Certificate of Incorporation to create a classified Board of Directors with staggered three year terms.

                  / /   FOR

                  / /   AGAINST

                  / /   ABSTAIN

         4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         (CONTINUED AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                         (CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES, FOR ADOPTION OF THE 1999 STOCK OPTION PLAN AND FOR THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 Dated:  _________________________________, 1999


                                  ---------------------------------------------
                                                   Signature

                                  ---------------------------------------------
                                            Signature if held jointly

                                  ---------------------------------------------
                                                   Print Name

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE